Exhibit 99.1

Freshpet, Inc. Amends and Restates Credit Facility

SECAUCUS, N.J. – April 20, 2020 – Freshpet, Inc. (NASDAQ: FRPT) (“Freshpet” or the “Company”) the leader in fresh, real food for pets, today announced the closing of an amended and restated $165 million senior secured credit facility (the “New Credit Facility”). This New Credit Facility includes a $130 million delayed draw term loan facility and a $35 million revolving loan facility that replaces the Company’s prior $55 million delayed draw term loan facility and $35 million revolving loan facility. The New Credit Facility will mature on April 17, 2025.

Billy Cyr, Chief Executive Officer, stated, “We are pleased to further strengthen the size of our liquidity position with this amended credit facility. We believe this facility, in combination with the recent equity offering we completed and cash from operations, will support the expansion of our Freshpet Kitchens manufacturing operations when we begin construction in Ennis, TX as we continue to execute on our mission and provide more pets with fresh, real food.”

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem, PA. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

2